ARTHUR
                                    ANDERSEN



                                                       -------------------------
                                                       Arthur Andersen LLP

                                                       -------------------------
                                                       Suite 300
                                                       501 North 44th Street
                                                       Phoenix, AZ 85008
                                                       602 286 2000


April 30, 1998



Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C. 20549


We have read Item 4 included in the attached Form 8-K dated April 3, 1998 of Gateway Data Sciences Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/s/ Arthur Andersen LLP